THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

October 3, 2005


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	Depositary Shares evidenced by the
American Depositary Receipts for
Preferred Shares, without par value, of
Banco Itau Holding Financeira S.A.
(File Nos. 333-13964, 333-13394)




Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in the number of preferred shares represented by one American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Banco Itau Holding Financeira
S.A..

The Prospectus has been revised to reflect the new Ratio, and has been overstamped with:

Effective October 3, 2005, the ratio has changed from two (2) American
Depositary Shares representing one (1)
preferred share to each American
Depositary Share representing one (1)
Share.

Attached to this letter is a copy of a letter from Banco Itau Holding Financeira S.A. to The Bank of New York requesting that the Ratio be changed.

Please contact me with any questions or
comments at 212 815-4831.


______________________
Name: Monica Vieira
Title:  Assistant Treasurer

Encl.


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